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                                                                    EXHIBIT 10.7

                           INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made as of the _____ day of ________________, 1998, by and between NETSOLVE, INCORPORATED, a Delaware corporation (the "Company") and _____________________________________________________________ ("Indemnitee"), a
director and/or officer of the Company.

     WHEREAS, the Company's Certificate of Incorporation and By-Laws provide for the indemnification of the directors and officers of the Company to the maximum extent authorized by Delaware law; and

     WHEREAS, Delaware law provides that indemnification under such statutes shall not be deemed exclusive and thereby contemplates that contracts may be entered into between the Company and its officers and directors with respect to indemnification of such persons; and

     WHEREAS, the Company believes that it is prudent and in the Company's best interest to support and augment the protection afforded the Company's officers and directors in this regard; and

     WHEREAS, Indemnitee and other officers and directors may not be willing to serve as such without adequate protection and the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as an officer and/or director of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law as an inducement to their continued service to the Company.

     NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

     1. Indemnification in General. The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted or authorized by Applicable Law. For purposes hereof the term "Applicable Law" shall mean Section 145 of the General Corporation Law of the State of Delaware as in effect on the date hereof and as hereafter amended (but in the case of such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than permitted prior to such amendment).

     2.   Additional Indemnity.  Subject only to the exclusions set forth in
Section 3 hereof, the Company shall further indemnify and hold harmless
Indemnitee:

          (a) Against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit, or proceeding, whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative (including without limitation any action by or in the right of the Company) (hereinafter a "Proceeding") to which Indemnitee is, was or at any time becomes, a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes, a director, officer, or agent of the Company or is or was or at any time serves at the request of the Company (which request need not be in writing) or on behalf of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "Enterprise"); and
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          (b)  Otherwise to the fullest extent as may be contractually provided to Indemnitee by the Company under Applicable Law consistent with any public policy limitations applicable thereto.

     3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Company:

          (a)  for amounts indemnified by the Company other than pursuant to
     Section 2 of this Agreement;

          (b) for amounts, if any, paid pursuant to any policies of directors and officers liability insurance maintained by the Company for the benefit of Indemnitee;

          (c) with respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

          (d) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale of Indemnitee of securities of the Company pursuant to the provisions of
     Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or any similar provision of federal, state or local statutory law;

          (e) on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or

          (f) if a final adjudication by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          (g) for judgments, fines, and amounts paid in settlement incurred in a proceeding brought by or in the right of the Company.

     4. Notification and Defense of Claims. As soon as reasonably practicable after the receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement of such Proceeding; provided however that the omission to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof;

          (a) The Company shall be entitled to participate therein at its expense; and

          (b) Except as otherwise provided herein, to the extent it may elect to do so, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel of its own selection reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, Company will not be liable to Indemnitee under this Agreement for any legal

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     or other expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than as otherwise provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense shall be at the expense of the Indemnitee unless (i) the Company has authorized Indemnitee to employ separate counsel and has agreed to assume the reasonable fees and expenses of such counsel; (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding; or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which an Indemnitee shall have made the conclusion provided for in (ii) above.

          (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceedings or claims effected without its prior written consent. The Company shall not settle any Proceeding or claim in any manner which might impose any liability, penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

     5. Payment In Advance. The expenses incurred by Indemnitee in defending any Proceeding shall be advanced by the Company at the request of the Indemnitee. The term "expenses" as used in this section shall include attorney's fees and expenses that may be only arguably indemnifiable under the governing law. Any judgments, fines or amounts to be paid in settlement shall also be advanced by the Company to Indemnitee upon request. If it shall ultimately be determined that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, Indemnitee shall repay to the Company all amounts advanced, or the appropriate portion thereof, so advanced.

     6. Right of Indemnitee to Bring Suit. If a claim for indemnification or a claim for an advance under this Agreement is not paid in full by the Company within 90 or 15 days, respectively, after the Company has received a written claim therefor by Indemnitee, Indemnitee may bring suit against the Company to recover the unpaid amount of the claim. If Indemnitee is successful in whole or in part in such suit, Indemnitee shall also be paid the expense of prosecuting such claim (including without limitation attorneys' fees).

     7. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer or agent of the Company (or is serving at the request of the Company or on behalf of the Company, as a director, officer, employee or agent of another Enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding or claim by reason of the fact that Indemnitee was a director, officer or agent of the Company or serving in any other capacity referred to herein.

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     8.   Nonexclusivity.  The indemnification and other rights provided by this
Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of statutory or common law, the Company's Certificate of Incorporation, any Company By-Law, other agreement, vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in this Agreement, and shall continue after Indemnitee has ceased to occupy such position or have such relationship.

     9. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable: (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision(s) held invalid, illegal or unenforceable. Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which Indemnitee is entitled as respects any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.

     10. Modification and Waiver. No supplement or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the person making the waiver nor shall such waiver constitute a continuing waiver.

     11. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if:
(a) delivered by hand and receipted for by the party to whom said notice of other communication shall have been directed; or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

          (i)  If to Indemnitee, to

               -------------------------------------

               -------------------------------------

               -------------------------------------

     or to such other address as may be furnished to the Company by Indemnitee;

          (ii) If to the Company, to

               NetSolve, Incorporated
               12331 Riata Trace Parkway
               Austin, Texas 78727
               Attn: Kenneth C. Kieley, Vice President-Finance,
                       Chief Financial Officer and Secretary

     of to such other address as may be furnished to Indemnitee by the Company.

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     12.  Governing Law.  This Agreement is made and entered into pursuant to
Section 145 of the General Corporation Law of the State of Delaware and this Agreement shall be governed by, and its provisions construed in accordance with, the laws of the State of Delaware.

     13. Heirs, Successors and Assigns. This Agreement shall inure to the benefit of, and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, heirs, devisees and legatees. This Agreement is binding on the successors and assigns of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place (the assumption by such successor shall be by written agreement in form and substance reasonably satisfactory to Indemnitee).

     14.  Miscellaneous.

          (a) This Agreement does not create any right in Indemnitee to employment or continued employment with the Company or any other Enterprise.

          (b) All references herein in the masculine gender shall, when appropriate, refer to the feminine gender.

          (c) The section headings contained herein are for convenience only and are not to be considered in construing or interpreting this Agreement.

          (d) In the event of any ambiguity, vagueness or other matter involving the interpretation or meaning of this Agreement, this Agreement shall be liberally construed so as to provide to Indemnitee the full benefits set out herein.

     ENTERED into as of the day and year first above written.

                              NETSOLVE, INCORPORATED


                              By:
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                              --------------------------------------------------
                                         Indemnitee

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